UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

Power3 Medical Products, Inc.

(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381

(Address of principal executive offices and zip code)

(281) 466-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 15, 2005, Power3 Medical Products, Inc. (the “Company”) executed an Employment Agreement with John P. Burton, effective as of September 1, 2005.  The Employment Agreement named Mr. Burton as Chief Financial Officer of the Company through August 31, 2008; granted Mr. Burton 140,000 shares of restricted common stock and specified the terms of the Employment Agreement as shown in Exhibit 10.1.  Previously Mr. Burton had been employed at the Company as Chief Accounting Officer and Controller since July 3, 2005.  The Board of Directors approved the Employment Agreement with Mr. Burton.

Item 5.01               Appointment of Principal Officers

On September 15, 2005, pursuant to the Employment Agreement referenced above, the Board of Directors of Power3 Medical Products, Inc. elected Mr. John P. Burton to the position of Chief Financial Officer.   Previously, Mr. Burton had served the Company as Chief Accounting Officer and Controller.  His term of office runs through August 31, 2008 according to his Employment Agreement.

Item 9.01               Financial Statements and Exhibits

( c )         Exhibits

Exhibit Number	Description

Exhibit 10.1*	Employment Agreement with John P. Burton, dated September 15, 2005 and effective as of September 1, 2005, executed by Steven B. Rash, Chairman and CEO of Power3 Medical Products, Inc.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

	By:	/s/ Steven B. Rash
Steven B. Rash
Chairman and CEO

Date: September 21, 2005